Exhibit 5.1


                                  REID & PRIEST LLP
                                 40 West 57th Street
                               New York, NY  10019-4097
                                Telephone 212 603-2000
                                   Fax 212 603-2001


                                                New York, New York
                                                May 9, 1996


             Gunther International, Ltd.
             5 Wisconsin Avenue
             Norwich, Connecticut  06360

             Ladies and Gentlemen:

                       We have examined Amendment No. 1 to the
             Registration Statement on Form S-1 (Registration No. 333-02558) to be filed with the Securities and Exchange Commission on May 13, 1996 for registration under the Securities Act of 1933, as amended (the "Act"), of 358,335 shares of voting common stock, par value $0.001 per share (the "Common Stock"), of Gunther International, Ltd. (the "Company"), which will be offered by certain selling stockholders (the "Selling Stockholders' Shares") and which were issued in private placements. We have examined pertinent corporate documents and records of the Company, including the Certificate of Incorporation and By-Laws of the Company, and we have made such examination as we have deemed necessary or appropriate as a basis for the opinion hereafter expressed.

                       On the basis of the foregoing, we are of the
             opinion that the Selling Stockholders' Shares are legally issued, fully paid and non-assessable shares of Common Stock of the Company.

                       We hereby consent to the filing of this opinion
             as an exhibit to the Registration Statement and to the reference to our firm in the prospectus under the caption "Legal Matters". In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                /s/ Reid & Priest LLP